EXHIBIT 10.5

CHINA SHANDONG INDUSTRIES, INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of July 1, 2010, by and between China Shandong Industries, Inc., a Delaware corporation (the “Company”), and Jinliang Li (the “Employee”).

The parties hereto agree as follows:

1.           Option.

(a)           Option Grant. The Company hereby grants to Employee, an option (the “Option”) to purchase up to 2,000,000 shares (the “Option Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price per share equal to (i) the per share price of a share of Common Stock sold in the proposed public offering (the “Offering”), or (ii) if the Offering does not occur by December 31, 2010, the price determined by the Company’s Board of Directors, which price per share shall not be less than the market price of a share of Common Stock on the date that the Board of Directors determined the exercise price (the “Option Price”). The Option Price and the number of Option Shares issuable upon exercise of the Option will be proportionately adjusted for any share split, share dividend, reclassification or recapitalization of the Common Stock which occurs subsequent to the date of this Agreement. The Option will expire on the close of business on the eleventh anniversary of the date of this Agreement.

(b)           Exercisability. The Option shall not be exercisable prior to July 2, 2011.  On July 1, 2011, the Option shall become fully vested and exercisable with respect to all of the Option Shares.

(c)           Procedure for Exercise. At any time after all or any portion of the Options granted hereunder have become exercisable with respect to any Option Shares and prior to the close of business on the eleventh anniversary of the date of this Agreement, Employee may exercise all or any portion of the Option granted hereunder with respect to Option Shares vested pursuant to Section 1(b) above by delivering written notice of exercise to the Company (the “Exercise Notice”), which Exercise Notice is attached hereto as Exhibit A, together with payment in full by delivery of a cashier’s, personal or certified check or wire transfer of immediately available funds to the Company in the amount equal to the number of Option Shares to be acquired multiplied by the Option Price.  In the event that, at the time of the exercise of the Option, the Option Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), the Employee will deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

(e)           Securities Laws Restrictions. Employee represents that when Employee exercises any portion of the Option he or she will be purchasing the Option Shares represented thereby for Employee's own account and not on behalf of others. Employee understands and acknowledges that U.S. federal, state and foreign securities laws govern and restrict Employee’s right to offer, sell or otherwise dispose of any Option Shares unless Employee's offer, sale or other disposition thereof is registered under the Securities Act and federal, state and foreign securities laws or, in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration thereunder. Employee agrees that he or she will not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement (or similar filing under applicable securities law) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other applicable U.S. or local securities law. Employee further understands that the certificates for any Option Shares which Employee purchases will bear the legend set forth in the Exercise Notice or such other legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

(f)           Limited Transferability of the Option. The Option granted hereunder is personal to Employee and is not transferable by Employee except pursuant to the laws of descent or distribution. Only Employee or his or her legal guardian or representative may exercise the Option granted hereunder.

2.           Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by regular mail, first class and prepaid, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:	China Shandong Industries, Inc.
No. 2888 Qinghe Road
Development Zone Cao County
Shandong Province, 274400 China
Attention: Chief Financial Officer

If to the Employee, to the address on file with the Company.

3.           Third Party Beneficiaries; Successors and Assigns. The parties hereto acknowledge and agree that, except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Employee, the Company and their respective heirs, successors and assigns (including subsequent holders of Option Shares).

4.           Complete Agreement. This Agreement and the other documents referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

5.           Counterparts. This Agreement may be executed in separate counterparts, each of which may be delivered via facsimile and is deemed to be an original, and all of which taken together constitute one and the same agreement.

6.           Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement not declared to be unlawful or invalid. Any section of this Agreement (or part of such a section) so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

7.           Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Board and Employee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

8.           Tax Treatment. Neither party makes any representations or warranties to the other party with respect to the tax treatment of the transactions contemplated hereby.

9.           Language. If Employee has received this Agreement or any other document related hereto translated into a language other than English and if the translated version is different than the English version, the English version will control.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CHINA SHANDONG INDUSTRIES, INC.

	By:	/s/ Jinliang Li
	Name:	Jinliang Li
	Title:	Chairman and Chief Executive Officer
EMPLOYEE:

/s/ Jinliang Li
Jinliang Li

Exhibit A

CHINA SHANDONG INDUSTRIES, INC.

EXERCISE NOTICE

China Shandong Industries, Inc.
No. 2888 Qinghe Road
Development Zone Cao County
Shandong Province, 274400 China
Attention: Chief Financial Officer

Effective as of today, ______________, ___ the undersigned (the “Employee”) hereby elects to exercise the Employee's stock option to purchase ___________ shares of common stock (the “Shares”) of China Shandong Industries, Inc. (the “Company”) under and pursuant to the Stock Option Agreement For Non-U.S. Employees (the “Option Agreement”) dated July 1, 2010.

Representations of the Employee.  The Employee acknowledges that the Employee has received, read and understood the Option Agreement; the Employee agrees to abide by and be bound by their terms and conditions.

Rights as Stockholder.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Option Agreement.

Delivery of Payment.  The Employee herewith delivers to the Company the full Exercise Price for the Shares in the form(s) provided for in the Option Agreement.

Tax Consultation.  The Employee understands that the Employee may suffer adverse tax consequences as a result of the Employee's purchase or disposition of the Shares.  The Employee represents that the Employee has consulted with any tax consultants the Employee deems advisable in connection with the purchase or disposition of the Shares and that the Employee is not relying on the Company for any tax advice.

Taxes.  The Employee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.

Restrictive Legends.  The Employee understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Employee and his or her heirs, executors, administrators, successors and assigns.

Headings.  The captions used in this Exercise Notice are inserted for convenience only and shall not be deemed a part of this agreement for construction or interpretation.

Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

Entire Agreement.  The Option Agreement is incorporated herein by reference and together with this Exercise Notice constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof, and may not be modified adversely to the Employee’s interest except by means of a writing signed by the Company and the Employee.

Submitted by:		Accepted by:

EMPLOYEE:		CHINA SHANDONG INDUSTRIES, INC.

By:		By:
Name:	Jinliang Li	Name:
Title:

Exhibit B

CHINA SHANDONG INDUSTRIES, INC.

INVESTMENT REPRESENTATION STATEMENT

EMPLOYEE:

COMPANY:  China Shandong Industries, Inc.

SECURITY:  Common Stock

AMOUNT:     _____________

DATE:  ______________

In connection with the purchase of the above-listed securities, the undersigned Employee represents to the Company the following:

Employee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  Employee is acquiring these Securities for investment for Employee's own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Employee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act, have not been registered under the Securities Act and are being issued to the Employee in reliance upon a specific exemption therefrom, which exemption depends, upon among other things, the bona fide nature of Employee's investment intent as expressed herein.  Employee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Employee further acknowledges and understands that the Company is under no obligation to register the Securities. Employee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

Employee represents that he is a resident of _________________.

EMPLOYEE:

By:
Name:	Jinliang Li

Date: